AMENDMENT TO STOCK PURCHASE AGREEMENT


         WHEREAS pursuant to the Stock Purchase Agreement dated as of the 28th day of May, 2001 ("Effective Date") between Lingo Media Inc., formerly known as Alpha Communications Corp. ("Seller") and 1476848 Ontario Inc. ("Purchaser"), the Seller agreed to sell and the Purchaser agreed to purchase 44,000,000 issued and outstanding shares of common stock in the capital of AlphaCom Corporation ("Corporation") for the aggregate sum of CDN$150,000 to be paid and satisfied in accordance with the provisions of the Stock Purchase Agreement and subject to the terms and conditions thereof; and

         WHEREAS the Corporation is indebted to the Seller with respect to advances made by the Seller to the Corporation by way of loan since June 2000 in the sum of US$29,625.00 (the "Debt"), which Debt is disclosed in Schedule 3.09 to the Stock Purchase Agreement; and

         WHEREAS the Seller has agreed to forgive the Debt, subject to the Purchaser agreeing to reduce the number of the Common Stock to be purchased and sold pursuant to the Stock Purchase Agreement from 44,000,000 Common Stock to 43,290,000 Common Stock; and

         WHEREAS the Seller and the Purchaser have agreed to amend the Stock Purchase Agreement to reflect the foregoing recital as and from the Effective Date;

         NOW THEREFORE THIS AGREEMENT WITNESSTH THAT, for good and valuable consideration, the parties hereto hereby agree as follows:


1.       Definitions

         Terms referred and not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

2.       Amendments

         Effective as of the Effective Date:

2.1      Shares

         The reference to "44,000,000" in the definition of Shares in the second recital of the Stock Purchase Agreement is deleted and 43,290,000 substituted.

2.2      Liabilities

         Notwithstanding anything to the contrary in the Stock Purchase Agreement including, without limitation, Section 3.09 thereof, the Seller hereby forgives the Debt and releases and discharges the Corporation from any and all obligations to the Seller with respect to the Debt.

3.       Reaffirmation of Obligations

         The parties hereto each reaffirm their respective covenants, agreements, warranties and representations under the Stock Purchase Agreement, and each of the parties confirm their respective covenants, agreements, warranties and representations remain in full force and effect with respect to the Stock Purchase Agreement, as hereby amended.


4.       No Waiver or Other Amendment

         Except as expressly set forth herein, no waiver or other amendment of any other term, condition, covenant, agreement or any other aspect of the Stock Purchase Agreement is hereby intended or implied.

5.       Effectiveness of Amendment

         This amendment shall become effective as of the Effective Date.

6.       Counterparts

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.



                                                   Lingo Media Inc.



                                                   By:/s/ Michael P. Kraft
                                                      --------------------------
                                                      Michael P. Kraft
                                                      President, CEO & Director

                                                      1476848 Ontario Inc.



                                                   By:/s/ William A. Montgomery
                                                      --------------------------
                                                      William A. Montgomery

                                                      President & Secretary